UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2020
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the unprecedented circumstances affecting the industry and market volatility resulting from the COVID-19 pandemic, California Resources Corporation (the “Company”) reviewed its annual and long-term incentive programs for its entire workforce to determine whether those programs appropriately align compensation opportunities with the Company’s current goals and ensure the stability of the Company’s workforce. Following this review, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a change in the variable compensation program for all participating employees of the Company. The previously established target amount of 2020 variable compensation will not change.
Under the revised program, each participating employee will be eligible to earn total payments for 2020, at the target level of performance, equal to that employee’s 2020 target variable compensation established earlier in the year. A portion of each employee’s target opportunity will be provided in the form of quarterly retention opportunities and a portion in the form of an incentive program. Under the incentive program, employees will earn 50% of the annual opportunity at target for the period through June 30, 2020, and 25% of the annual opportunity on each of September 30 and December 31, 2020, subject to continued employment and achievement of performance metrics determined by the Committee (the “Incentive Program”). Amounts earned under the Incentive Program for the third and fourth quarters may range from 0% to 200% of the target opportunity based on the level at which metrics are achieved. In the event of a termination of employment without “cause” or for certain participants for “good reason”, or due to death or disability, prior to a vesting date, the participant will be entitled to a prorated portion of the applicable quarterly retention payment and quarterly incentive payment, generally based on actual performance, and will forfeit all remaining amounts.
The previously established target amount of 2020 variable compensation for the Company’s named executive officers also will not change. A portion of the annual target opportunity for each of the Company’s named executive officers was paid immediately, subject to a requirement generally to repay the full amount, on an after-tax basis, if the officer voluntarily terminates employment without good reason or is terminated for cause before the first anniversary of payment. These payments replaced, and are equal in amount to, the previously established target amounts of 2020 annual incentive for such officers. These payments equaled, as a percentage of base salary (which remains unchanged from each named executive officer’s base salary disclosed in the Company’s 2020 Proxy Statement): 110% for the President and Chief Executive Officer; 100% for the Senior Executive Vice President and Chief Financial Officer; 85% for the Executive Vice President, Public Affairs; 90% for the Executive Vice President, Operations and Geoscience; and 85% for the Senior Executive Vice President, Chief Administrative Officer and General Counsel. The remaining annual target opportunity for each named executive officer will be payable to the extent earned under the Incentive Program. The annual target opportunity under the Incentive Program for each named executive officer equals his 2020 long-term incentive target, which remains unchanged from the 2019 long-term incentive target disclosed in the Company’s 2020 Proxy Statement.
As a condition to receiving any award, participants will waive participation in the Company’s previously established 2020 annual incentive program and forfeit all long-term incentives previously granted in 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: May 26, 2020